UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) May 4, 2006
Andrx Corporation

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

0-31475	65-1013859

(Commission File Number)	(IRS Employer Identification No.)

4955 Orange Drive, Davie, Florida	33314

(Address of Principal Executive Offices)	(Zip Code)
954-584-0300

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
     On May 4, 2006, Andrx Corporation announced its earnings for the three months ended March 31, 2006. Attached hereto and incorporated herein by reference as Exhibit 99.1 is the Press Release announcing such results.
Item 8.01 Other Events
     See Press Release dated May 4, 2006 attached hereto as Exhibit 99.1.
Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS
     (d) Exhibit 99.1 — Press Release issued May 4, 2006.
Additional Information and Where to Find It
This report may be deemed to be solicitation material in respect of the proposed merger of Watson and Andrx. In connection with the proposed merger, Andrx intends to file relevant materials with the U.S. Securities and Exchange Commission (the “SEC”). In connection with the merger, on April 28, 2006, Andrx filed a preliminary proxy statement with the SEC. INVESTORS AND SECURITY HOLDERS OF ANDRX ARE URGED TO READ ANDRX’S PRELIMINARY PROXY STATEMENT AND THE DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE. THE PRELIMINARY PROXY STATEMENT CONTAINS, AND THE DEFINITIVE PROXY STATEMENT WILL CONTAIN, IMPORTANT INFORMATION ABOUT ANDRX AND THE MERGER. The definitive proxy statement (when it becomes available) will be mailed to stockholders of Andrx. The preliminary proxy statement, the definitive proxy statement (when it becomes available) and other relevant materials (when they become available), and any other documents filed by Andrx with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed by Andrx with the SEC by directing a request to Andrx Corporation, 4955 Orange Drive, Davie, Florida 33314, Attention: Investor Relations.
Participants in Solicitation
Andrx and its directors, executive officers and other members of its management and employees may be deemed to be soliciting proxies from its stockholders in favor of the merger. Information regarding Andrx’s directors and executive officers is available in Andrx’s annual report on Form 10-K/A for the year ended December 31, 2005, which was filed with the SEC on May 1, 2006. Additional information regarding the interests of such potential participants is included in the preliminary proxy statement referred to above, and will be included in the definitive proxy statement and the other relevant documents filed with the SEC when they become available.

SIGNATURES
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANDRX CORPORATION
Date: May 5, 2006	By:	/s/ Angelo C. Malahias
Angelo C. Malahias
President and Chief Financial Officer

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